                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

        Filed by the Registrant [X]
        Filed by a party other than the Registrant [ ]
Check the appropriate box:

[X] Preliminary Proxy Statement           [ ] Confidential, For Use of the
                                              Commission only
                                              (as permitted by Rule 14a-6(e)(2))
        [ ] Definitive Proxy Statement
        [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

        Payment of Filing Fee (Check the appropriate box):
        [X] No fee required.
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

        (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
        (5) Total fee paid:
--------------------------------------------------------------------------------

        [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        ------------------------------------------------------------------------
        (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
        (3) Filing Party:
        ------------------------------------------------------------------------
        (4) Date Filed:
        ------------------------------------------------------------------------

                                 [Brocade Logo]

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 20, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of BROCADE COMMUNICATIONS SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Thursday, April 20, 2000, at 11:00 a.m. local time, at the Silicon Valley Conference Center located at 2161 N. First Street, San Jose, California for the following purposes:

     1. To elect two (2) directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. To ratify the appointment of Arthur Andersen, LLP as independent auditors of the Company for the fiscal year ending October 28, 2000.

     3. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 shares to 400,000,000.

     4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on February 24, 2000 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Michael J. Byrd
                                          Vice President, Finance and Chief
                                          Financial Officer
                                          and Assistant Secretary
San Jose, California
[March   , 2000]

                            YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                            ------------------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of BROCADE COMMUNICATIONS SYSTEMS, INC., a Delaware corporation (the "Company" or "Brocade"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, April 20, 2000 at 11:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Silicon Valley Conference Center located at 2161 N. First Street, San Jose, California. The Company's principal executive offices are located at 1901 Guadalupe Parkway, San Jose, California 95131, and its telephone number at that location is (408) 487-8000.

     These proxy solicitation materials and the Annual Report on Form 10-K for the year ended October 31, 1999, including financial statements, were first
mailed on or about [MARCH   ,] 2000 to all stockholders entitled to vote at the
meeting.

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO BROCADE COMMUNICATION SYSTEMS, INC., 1901 GUADALUPE PARKWAY, SAN JOSE, CALIFORNIA 95131, ATTN: MICHAEL J. BYRD, VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on February 24, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, $.001 par value per share. As of the Record Date, 108,342,098 (as adjusted to reflect a two-for-one split of the Company's Common Stock effected as of December 3, 1999 and a two-for-one split of the Company's Common Stock to be effected as of March 14, 2000) shares of the Company's Common Stock were issued and outstanding and held of record by approximately 363 stockholders. As of the Record Date, no shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company (Attention: Michael J. Byrd, Vice President, Finance and Chief Financial Officer and Assistant Secretary) a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

VOTING

     Each stockholder is entitled to one vote for each share held.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") who will be an employee of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the ratification of Arthur Andersen, LLP as independent auditors of the Company for the fiscal year ending October 28, 2000; (iii) the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 to 400,000,000, and at the discretion of the proxyholders, (iv) upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than
[               ] in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2001 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no
later than [               ], then the proxy holders will be allowed to use
their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of February 24, 2000 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Brocade Communications Systems, Inc., 1901 Guadalupe Parkway, San Jose, California 95131. The share amounts below are adjusted to reflect the Stock Splits.

                                                              NUMBER OF SHARES      PERCENT OF SHARES
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
           ------------------------------------              ------------------   ---------------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Gregory L. Reyes(2)........................................       4,796,440                 4.4%
Kumar Malavalli(3).........................................       2,005,720                 1.9
Peter J. Tarrant(4)........................................         697,988                   *
Victor M. Rinkle(5)........................................         739,660                   *
Charles W. Smith(6)........................................         643,660                   *
Neal Dempsey(7)............................................       1,801,716                 1.7
Mark Leslie(8).............................................         438,680                   *
Seth D. Neiman(9)..........................................         344,876                   *
  c/o Crosspoint Venture Partners
  2925 Woodside Road
  Woodside, CA 94062
Larry W. Sonsini...........................................          44,616                   *
5% STOCKHOLDERS
FMR Corp...................................................      15,434,600                14.2
  82 Devonshire St.
  Boston, MA 02109
All Executive Officers and Directors as a group (12
  persons)(10).............................................      15,455,324                14.2

---------------
  *  Less than 1%

 (1) Applicable percentage ownership is based on 108,342,098 shares of Common Stock outstanding as of February 24, 2000 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after February 24, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them.

 (2) All shares listed are held by The Reyes Family Trust. Includes options to purchase 20,000 shares of Common Stock exercisable within 60 days of February 24, 2000.

 (3) All shares listed are held by the Malavalli Revocable Trust. Includes options to purchase 1,736 shares of Common Stock exercisable within 60 days of February 24, 2000.

 (4) Includes options to purchase 13,332 shares of Common Stock exercisable within 60 days of February 24, 2000.

 (5) All shares are held by Victor Rinkle and Paula Rinkle as community property. Includes options to purchase 160,000 shares of Common Stock exercisable within 60 days of February 24, 2000.

 (6) Includes 36,000 shares held by Charles Whitney Smith and Helen Clute Smith Irrevocable Trust for the benefit of Chelsea Marcelle Smith and Alexander Joseph Smith Dated April 30, 1999. Mr. Smith disclaims beneficial ownership in these shares. The balance of the shares are held by Charles Smith and Helen Smith as joint tenants.

 (7) Mr. Dempsey is a general partner of Bay Partners SBIC, L.P. and is a director of Brocade. Includes 1,753,968 shares held by Bay Partners SBIC, L.P. Mr. Dempsey disclaims beneficial ownership of shares held by this entity, except to the extent of his proportional interest arising from his partnership interest in Bay Partners SBIC, L.P. Includes 47,748 shares held by The Dempsey Family Limited Partnership.

 (8) Includes 106,656 shares held by Leslie Investments, LLC and 332,024 shares held by The Leslie Family Trust.

 (9) Mr. Neiman is a partner of Crosspoint Venture Partners and the Chairman of the Board. Includes 315,824 shares held by Crosspoint Venture Partners LS Fund 1997. Mr. Neiman disclaims beneficial ownership of shares held by these entities, except for his proportional interest arising from his partnership interest in Crosspoint Venture Partners.

(10) Includes options to purchase 134,760 shares of Common Stock exercisable within 60 days of February 24, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Company has a classified board of directors currently consisting of two Class I directors, Seth D. Neiman and Mark Leslie, two Class II directors, Neal Dempsey and Larry Sonsini, and one Class III director, Gregory L. Reyes, who will serve until the annual meetings of stockholders to be held in 2000, 2001, and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

     The nominees for election at the Annual Meeting to Class I of the board of directors are Seth D. Neiman and Mark Leslie. If elected, Mr. Neiman and Mr. Leslie will each serve as a director until the annual meeting in 2003, and until their respective successors are elected and qualified or until their earlier resignation or removal. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

VOTE REQUIRED

     If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board. Abstentions and "broker non-votes" are not counted in the election of directors.

DIRECTORS AND NOMINEES

     The following table sets forth certain information regarding the Company's directors and nominees as of January 31, 2000:

                                                                                             DIRECTOR
                      NAME                         AGE                POSITION                SINCE
                      ----                         ---                --------               --------
Class I nominees to be elected at the Annual
  Meeting:
Seth D. Neiman(2)................................  45    Chairman of the Board                 1995
Mark Leslie(1)...................................  54    Director                              1999
Class II directors whose terms expire at the 2001
  annual meeting of stockholders:
Neal Dempsey(1)(2)...............................  58    Director                              1996
Larry W. Sonsini.................................  58    Director                              1999
Class III director whose term expires at the 2002
  annual meeting of stockholders:
Gregory L. Reyes.................................  37    President, Chief Executive Officer    1998
                                                         and Director

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

     There is no family relationship between any director or executive officer of the Company.

     Seth D. Neiman has served as Chairman of the Company's Board of Directors since August 1995. Mr. Neiman formerly served as the Company's Chief Executive Officer from August 1995 to June 1996. Since

August 1994, Mr. Neiman has held various positions at Crosspoint Venture Partners, a venture capital firm, and has been a partner of Crosspoint since January 1996. From September 1991 to July 1994, Mr. Neiman was Vice President of Engineering at Coactive Networks, a local area networks company. Mr. Neiman also serves on the boards of directors and compensation committees of numerous private companies. Mr. Neiman received a B.A. in Philosophy from Ohio State University.

     Mark Leslie has served as a director of the Company since January 1999. Mr. Leslie has served as the Chief Executive Officer and the chairman of the board of directors of VERITAS Software Corporation, a storage management software company, since February 1990. Mr. Leslie also serves on the board of directors of Versant Object Technology and Keynote Systems, Inc., as well as on the board of directors of a private company. Mr. Leslie received a B.A. in Physics and Mathematics from New York University.

     Neal Dempsey has served as a director of the Company since December 1996. Since May 1989, Mr. Dempsey has been a General Partner of Bay Partners, a venture capital firm. Mr. Dempsey also serves on the boards of directors and compensation committees of numerous private companies. Mr. Dempsey received a B.A. in Business from the University of Washington.

     Larry W. Sonsini has served as a director of the Company since January 1999. Mr. Sonsini has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since 1969 and is currently the chairman of the firm. Mr. Sonsini serves on the boards of directors of Novell, Inc., Lattice Semiconductor Corporation and Pixar Animation Studios, as well as on the boards of directors of several private companies. Mr. Sonsini received an A.B. from the University of California, Berkeley and an L.L.B. from Boalt Hall School of Law, University of California, Berkeley.

     Gregory L. Reyes has served as the Company's President and Chief Executive Officer and a member of the Company's Board of Directors since July 1998. From January 1995 to November 1997, Mr. Reyes served as Chairman of the board of directors, and from January 1995 to June 1998, served as President and Chief Executive Officer, of Wireless Access, Inc., a wireless data communications products company. From January 1991 to January 1995, Mr. Reyes served as Divisional Vice President and general manager of Norand Data Systems, a data collection company. Mr. Reyes also serves as a director of Proxim, Inc., a wireless networking company, and Avanex Corporation, a manufacturer of fiber-optic based communications products. Mr. Reyes received a B.S. in Economics and Business Administration from Saint Mary's College in Moraga, California.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of nine meetings during fiscal 1999. No director who presently serves on the Board attended fewer than 75% of the meetings of the Board and committees thereof held during fiscal 1999, if any, upon which such director served.

     The Company's Board currently has two committees: an audit committee and a compensation committee. The audit committee consists of Mr. Neiman and Mr. Dempsey. The audit committee makes recommendations to the Company's Board regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the Company's independent auditors and reviews the accounting principles and auditing practices and procedures to be used for the Company's financial statements. The compensation committee consists of Mr. Leslie and Mr. Dempsey. The compensation committee makes recommendations to the Board regarding stock plans and the compensation of officers and other managerial employees. The Board performed the functions of the Compensation Committee and Audit Committee during fiscal 1999 and, accordingly, these Committees did not meet during fiscal 1999. The Board has no nominating committee or any committee performing such functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, none of the members of the compensation committee was an officer or employee of the Company. Seth D. Neiman served as the Company's President and Chief Executive Officer from August 1995 to June 1996. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors has selected Arthur Andersen, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending October 28, 2000, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the board of directors feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the board of directors will reconsider its selection.

     Arthur Andersen, LLP has audited the Company's financial statements annually since October 1997. Representatives of Arthur Andersen, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 28, 2000.

          INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

GENERAL

     The Company's Certificate of Incorporation currently authorizes the issuance of 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. In February 2000, the Board of Directors adopted a resolution approving an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock to 400,000,000 shares, subject to stockholder approval of the amendment. No change is being proposed to the authorized number of shares of Preferred Stock.

CURRENT USE OF SHARES

     As of February 24, 2000, the Company had approximately 108,342,098 shares of Common Stock outstanding and approximately 25,210,170 shares of Common Stock reserved for future issuance under the Company's incentive stock plans, of which approximately 16,089,934 shares are covered by outstanding options and approximately 9,120,236 shares are available for future grant or purchase. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company has approximately 66,447,732 shares remaining available for other purposes. The share amounts set forth above are adjusted to reflect the Stock Splits.

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted resolutions setting forth the proposed amendment to the first sentence of Article 4 of the Company's Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's stockholders at the Annual Meeting. The following is the text of Article 4 of the Certificate of Incorporation of the Company, as proposed to be amended:

     The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 405,000,000 shares. The number of shares of Common Stock authorized is 400,000,000. The number of shares of Preferred Stock authorized is 5,000.000.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     The Company recently announced a two-for-one split of the Company's Common Stock in the form of a stock dividend to be effected as of March 14, 2000. Assuming that the stock split were to be effected as of February 24, 2000, only 66,447,732 shares of Common Stock would remain available for future issuance as of this date. The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that it is authorized to issue in order to enable the Company to effect additional stock splits in the future if the Board of Directors determined that it were in the Company's best interest to do so.

     The Board of Directors also believes that the availability of additional authorized but unissued shares will provide it with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future, such as to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans and to effect additional stock splits in the future. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any such purpose.

     The Board of Directors believes that the proposed increase in the authorized shares of Common Stock will make available sufficient shares to effect a stock split in the future and should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on earnings per share, voting power, and share holdings of current stockholders.

     The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 400,000,000 SHARES.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities to the Company in the fiscal years ended October 31, 1998 and October 31, 1999. The entries under the column heading "Other Compensation" in the table represent the cost of term life insurance for each Named Executive Officer. The share amounts below are adjusted to reflect the Stock Splits.

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                                ANNUAL COMPENSATION     SECURITIES
                                       FISCAL   --------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
     ---------------------------       ------   ---------   --------   ------------   ---------------
Gregory L. Reyes.....................   1999    $200,000    $150,000           --        $    576
  President and Chief Executive
     Officer                            1998      60,606          --    6,142,648             480
Kumar Malavalli......................   1999     167,160      21,071      134,000             475
  Vice President, Technology            1998     162,840      13,027           --           1,188
Peter J. Tarrant.....................   1999     143,750      46,250      200,000             432
  Vice President, Marketing and         1998     109,848      33,021      800,000             870
  Business Development
Victor M. Rinkle.....................   1999     171,875      20,188      160,000             504
  Vice President, Operations            1998     115,340      39,375      800,000             990
Charles W. Smith.....................   1999     120,000      62,250      140,000         272,782(1)
  Vice President, Worldwide Sales       1998     118,500          --      140,000          87,306(1)

---------------
(1) Also includes amounts earned by Mr. Smith as commissions.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information for each grant of options to purchase the Company's Common Stock during fiscal 1999 to each of the Named Executive Officers. All of these options granted by the Company were granted under the 1995 Equity Incentive Plan and the 1998 Equity Incentive Plan which, together with the Company's 1998 Executive Equity Incentive Plan, have been combined and continue as the Company's 1999 Stock Plan. All of these options have a term of 10 years, subject to earlier termination in the event the optionee's services to the Company cease. The share amounts and per share prices below are adjusted to reflect the Stock Splits.

                                               INDIVIDUAL GRANTS
                            -------------------------------------------------------
                                          PERCENT OF                                    POTENTIAL REALIZABLE
                                            TOTAL                                         VALUE AT ASSUMED
                              NUMBER       OPTIONS                                        ANNUAL RATES OF
                                OF         GRANTED                                          STOCK PRICE
                            SECURITIES        TO                                          APPRECIATION FOR
                            UNDERLYING    EMPLOYEES    EXERCISE PRICE                      OPTION TERM(1)
                              OPTIONS     IN FISCAL       PER SHARE      EXPIRATION   ------------------------
           NAME             GRANTED(2)       1999      ($/SHARE)(3)(4)      DATE          5%           10%
           ----             -----------   ----------   ---------------   ----------   ----------   -----------
Gregory L. Reyes..........         --          --           --                 --             --            --
Kumar Malavalli(5)........    134,000        1.11%        $  1.25         2/26/09     $  105,340   $   266,952
Peter J. Tarrant..........    200,000        1.65           51.7032       10/4/09      6,503,173    16,480,317
Victor M. Rinkle..........    160,000        1.32            1.25          4/1/09        125,779       318,748
Charles W. Smith(6).......    140,000        1.16            0.5625       12/7/08         49,525       125,507

---------------
(1) Potential realizable values are (i) net of exercise price before taxes, (ii) based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term and (iii) based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future stock price growth.

(2) All options shown granted to Mr. Malavalli, Mr. Rinkle and Mr. Smith in fiscal 1999 vest with respect to 25% of the shares underlying each option starting one year after the date of grant, with 1/48 of the shares vesting at the end of every month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. The option granted to Mr. Tarrant in fiscal 1999 vests as follows: (i) with respect to 80,000 of the shares underlying the option, 1/36 of the shares vests at the end of every month after the date of grant, with full vesting occurring on the third anniversary of the date of grant, and (ii) with respect to 120,000 of the shares underlying the option, the option vests starting three years after the date of grant with 1/12 of the shares vesting at the end of every month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Under the Plans, the Board of Directors retains the discretion to modify the terms, including the price, of outstanding options.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant, or as determined by the Board of Directors prior to the Company's securities being traded on the Nasdaq National Market. The Board of Directors based its determination on the Company's financial results and prospects, the share price derived for arms-length transactions and evaluations conducted by valuation experts.

(4) Exercise price and tax withholding obligations may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure.

(5) Mr. Malavalli's options have been exercised subject to a right of repurchase by the Company at the original exercise price paid per share upon Mr. Malavalli's cessation of service with the Company prior to vesting of the shares. The repurchase right lapses and Mr. Malavalli vests as to 25% of the option shares upon completion of one year of service from the date of grant and the balance in a series of equal monthly installments over the next three years of service.

(6) Mr. Smith's options have been exercised subject to a right of repurchase by the Company at the original exercise price paid per share upon Mr. Smith's cessation of service with the Company prior to vesting of the shares. The repurchase right lapses and Mr. Smith vests as to 25% of the option shares upon completion of one year of service from the date of grant and the balance in a series of equal monthly installments over the next three years of service. In the event of a termination without cause or constructive termination other than for cause at any time during the first year following a change of control, these options will fully vest. Mr. Smith's options have been exercised in conjunction with a promissory note and a stock pledge agreement. See "Certain Relationships and Related Transactions -- Loans to Certain Executive Officers" for descriptions of these exercises.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning exercisable and unexercisable options held as of October 31, 1999. The share amounts and per share prices below are adjusted to reflect the Stock Splits.

                                                         NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                        OPTIONS AT OCTOBER 31,           OPTIONS AT
                               SHARES         VALUE              1999                OCTOBER 31, 1999(2)
                              ACQUIRED       REALIZED   -----------------------   -------------------------
          NAME             ON EXERCISE(#)     ($)(1)      VESTED      UNVESTED      VESTED       UNVESTED
          ----             ---------------   --------   ----------   ----------   -----------   -----------
Gregory L. Reyes(3)......     6,142,648      $      0          --           --             --            --
Kumar Malavalli(4).......       134,000       134,000          --           --             --            --
Peter J. Tarrant.........            --            --          --      200,000             --   $ 3,110,000
Victor M. Rinkle(5)......       800,000             0          --      160,000             --    10,560,000
Charles W. Smith(6)......       280,000             0          --           --             --            --

---------------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.

(2) Market value of the Company's Common Stock at fiscal year-end minus the exercise price. The market value of the Company's Common Stock on October 29, 1999 was $67.25 per share (as adjusted for two two-for-one splits of the Company's Common Stock that occurred after the end of fiscal 1999).

(3) Of the exercised shares, 4,223,072 shares are subject to repurchase by the Company upon Mr. Reyes' cessation of service with the Company prior to the vesting of the shares.

(4) Of the exercised shares, 134,000 shares are subject to repurchase by the Company upon Mr. Malavalli's cessation of service with the Company prior to the vesting of the shares.

(5) Of the exercised shares, 450,000 shares are subject to repurchase by the Company upon Mr. Rinkle's cessation of service with the Company prior to the vesting of the shares.

(6) Of the exercised shares, 245,000 shares are subject to repurchase by the Company upon Mr. Smith's cessation of service with the Company prior to the vesting of the shares.

CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

     Options granted to Mr. Malavalli, Mr. Rinkle and Mr. Smith under the Company's 1999 Stock Plan will vest fully in the event that these individuals are terminated without cause or are constructively terminated at any time during the first year following a change of control of the Company.

     Mr. Reyes's option agreement originally under the 1998 Equity Incentive Plan provides that if, during the first year of his employment, he is terminated other than:

     - constructively or without cause during the first year following a change of control; or

     - for cause,

Mr. Reyes will vest as to 767,832 shares plus a number of shares equal to 127,972 multiplied by the number of full months of his service to the Company. If Mr. Reyes is terminated any time after the first year of his employment, other than:

     - constructively or without cause during the first year following a change of control; or

     - for cause,

Mr. Reyes will vest as to 767,832 shares in addition to any shares that have vested under the normal four-year vesting schedule contemplated by the agreement. Moreover, upon a change of control, one-half of Mr. Reyes's unvested shares vest in addition to any shares that have vested under the normal four-year vesting schedule contemplated by the agreement, and if Mr. Reyes is constructively terminated or terminated without cause during the first year following the change of control, then all of his unvested shares subject to this option will vest.

     Mr. Reyes's option agreement originally under the 1998 Executive Equity Incentive Plan provides that if he is terminated at any time on or after May 13, 2001, other than:

     - constructively or without cause during the first year following a change of control; or

     - for cause,

then, in addition to any shares that have vested under the normal four-year vesting schedule contemplated by the agreement, 767,832 additional shares will vest, less the number of shares that may vest as a result of his termination pursuant to the option agreement under the former 1998 Equity Incentive Plan as described above. In addition, upon a change of control, one-half of Mr. Reyes's unvested shares vest in addition to any shares that have vested under the normal four-year vesting schedule contemplated by the agreement, and if Mr. Reyes is constructively terminated or terminated without cause during the first year following the change of control, then, all of his unvested shares subject to this option will vest. The share amounts set forth above are adjusted to reflect the Stock Splits.

     In addition, pursuant to a letter agreement, if Mr. Reyes is constructively terminated or terminated without cause upon a change of control, he will receive a severance payment of one year of his base salary plus his expected bonus for the then current fiscal year.

     The Company entered into a Confidential Agreement and General Release of Claims with Jack Bergman, the Company's former President, Chief Executive Officer and director, effective as of September 23, 1998. This agreement outlines the terms governing Mr. Bergman's termination of employment, as a member of the Company's board of directors and as a consultant to the Company. In exchange for and pursuant to the agreement, the Company agreed to provide Mr. Bergman with the following severance benefits for one year following his termination date:

     - base salary at his then current rate;

     - existing employee health benefits insurance; and

     - continued vesting of 64,460 shares per month of Mr. Bergman's unvested shares of the Company's Common Stock, until the complete vesting of his 3,094,112 total shares occurred.

     The share amounts above are adjusted to reflect the Stock Splits. The agreement also includes a release of claims relating to or arising from Mr. Bergman's relationship with the Company and the continued obligation of confidentiality with regard to the Company's proprietary information. All severance benefits under this agreement have been paid or provided by the Company and Mr. Bergman's stock has fully vested.

1999 KEY EMPLOYEE INCENTIVE PROGRAM

     During fiscal 1999, the Company compensated its key employees under the 1999 Key Employee Incentive Program, an executive bonus program pursuant to which selected key employees of the Company were eligible for quarterly and annual cash bonuses based upon achieving specified individual and company-wide objectives, including revenue targets. For Mr. Smith, bonuses were not based on the 1999 Key Employee Incentive Program, but rather on achievement of sales revenue and other specified sales objectives.

DIRECTORS' COMPENSATION

     Directors currently do not receive any cash compensation from the Company for their services as members of the board of directors, although the Company is authorized to pay members for attendance at meetings or a salary in addition to reimbursement for expenses in connection with attendance at meetings. Certain non-employee directors have received grants of options to purchase shares of the Common Stock of the Company, including automatic option grants under the Company's 1999 Director Option Plan. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions -- Stock Option Grants and Loan to Certain Directors." Non-employee directors are entitled to participate in the 1999 Director Option Plan. However, Mr. Leslie and Mr. Sonsini will be excluded from receiving option grants under the Director Plan until January 31, 2002. The Director Plan provides for the automatic grant of 10,000 shares (as adjusted to reflect the Stock Splits) of Common Stock to each non-employee director on the date on which such person first becomes a non-employee director. After the first 10,000 share option is granted to the non-employee director, he or she shall automatically be granted an option to purchase 10,000 shares each quarter of each year, provided that he or she shall have served on the board for at least the preceding month. Each option shall have a term of 10 years. Each option granted under the Director Plan will vest 100% and become fully exercisable on the first anniversary of the date of grant. The exercise price of all options shall be 100% of the fair market value per share of the Common Stock, generally determined with reference to the closing price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

     In the event of a merger, or the sale of substantially all of the assets of the Company and if the option is not assumed or substituted, the option will terminate unless exercised. Options granted under the Director Plan must be exercised within three months of the end of the optionee's tenure as a director of the Company, or within 12 months after such director's termination by death or disability, but not later than the expiration of the option's ten-year term.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The following is the report of the Board of Directors with respect to the compensation paid to the Company's executive officers during fiscal 1999. Actual compensation earned during fiscal 1999 by the Named Executive Officers is shown in the Summary Compensation Table.

  Compensation Philosophy

     The Company operates in the extremely competitive and rapidly changing high technology industry. The Board believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Board's objectives are to:

     - Provide a competitive total compensation package that takes into consideration the compensation practices of companies with which the Company competes for executive talent.

     - Provide variable compensation opportunities that are linked to achievement of financial, organization, management, and individual performance goals.

     - Align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in the Company.

  Components of Executive Compensation

     The compensation program for the Company's executive officers consists of the following components:

     - Base Salary

     - Quarterly and Annual Cash Incentives

     - Long-Term Stock Option Incentives

  Base Salary

     The Board of Directors reviewed and approved fiscal 1999 salaries for the Chief Executive Officer and other Named Executive Officers at the beginning of the fiscal year. Base salaries were established by the Board based upon competitive compensation data, an executive's job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Board exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Board based its determination of Mr. Reyes' salary on both his individual performance and the salaries paid to chief executive officers of peer companies.

  Quarterly and Annual Cash Incentives

     Quarterly and annual incentive bonuses for executive officers are intended to reflect the Board's belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has implemented a variable compensation bonus plan, which compensates officers in the form of quarterly and annual cash bonuses. During the fiscal year, the executive officers were eligible for a target quarterly and annual incentive bonus, calculated by the Board as a percentage of the officers' base salary. At the beginning of fiscal 1999, the Board established target bonuses for each executive officer as a percentage of the officer's base salary. The target level of bonuses that the executive officers were eligible to receive varied from 10% to 50% of base salaries. The variable compensation bonus plan is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance targets. The quarterly bonus amounts are tied to specific individual, team and product-based performance targets. The annual bonus amounts are tied to Company-based performance goals such as specific levels of revenue and profit. The Board evaluates the performance of the executive officers and the Company and approves a performance rating based upon the results of its evaluation. In fiscal 1999, Mr. Reyes and the other Named Executive Officers were paid the bonus amounts shown in the Summary Compensation Table as the Company exceeded its corporate performance targets for revenue and profit. Mr. Reyes was eligible for an annual bonus targeted at 50% of his base salary upon achievement of specific milestones. These milestones were related to both individual performance factors and company performance targets.

  Long-Term Stock Option Incentives

     The Board provides the Company's executive officers with long-term incentive compensation through grants of options to purchase the Company's Common Stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of the Company's stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Board that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in employ of the Company. The Board considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of the Company's long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal 1999, no options were granted to Mr. Reyes because the Board believed that his current option status was competitive based on market data and his future vesting.

SECTION 162(M)

     The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of
Section 162(m).

                                          Respectfully submitted by:

                                          Seth D. Neiman
                                          Neal Dempsey
                                          Mark Leslie
                                          Gregory L. Reyes
                                          Larry W. Sonsini

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NASDAQ Market Index and of the SIC Code Computer Peripheral Equipment Index for the period commencing May 25, 1999 and ending on October 31, 1999. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

                            CUMULATIVE TOTAL RETURN
[BROCADE PERFOMANCE GRAPH]

                                                         BROCADE                    COMPUTER
                                                     COMMUNICATIONS            PERIPHERAL EQUIP.,             NASDAQ MARKET
                                                         SYSTEMS                       NEC                        INDEX
                                                     --------------            ------------------             -------------
5/25/99                                                  100.00                      100.00                      100.00
5/28/99                                                  142.54                      100.00                      100.00
6/30/99                                                  213.12                      114.86                      108.54
7/30/99                                                  261.60                      111.05                      106.61
8/31/99                                                  415.75                      121.12                      110.27
9/30/99                                                  464.09                      123.76                      110.43
10/29/99                                                 594.48                      135.09                      118.97

                                                                FISCAL YEAR ENDING
                                ----------------------------------------------------------------------------------
       COMPANY/INDEX            5/25/1999   5/28/1999   6/30/1999   7/30/1999   8/31/1999   9/30/1999   10/29/1999
----------------------------    ---------   ---------   ---------   ---------   ---------   ---------   ----------
Brocade Communications Sys-
  tems, Inc.................       100.00      142.54      213.12      261.60      415.75      464.09       594.48
SIC Code Computer Peripheral
  Equipment Index...........       100.00      100.00      114.86      111.05      121.12      123.76       135.09
NASDAQ Market Index.........       100.00      100.00      108.54      106.61      110.27      110.43       118.97

---------------
(1) The graph assumes that $100 was invested on May 25, 1999 in the Company's Common Stock, in the NASDAQ Market Index and in the SIC Code Computer Peripheral Equipment Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions "Report of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Two late reports on Form 4 were filed in January 2000 with respect to distributions made to Neal Dempsey, a director of the Company, by Bay Partners SBIC, L.P. in August 1999 and September 1999. An amended Form 4 was filed in February 2000 with respect to distributions made to Larry W. Sonsini, a director of the Company, by WS Investment Company 98B in August 1999. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, other than the exceptions described in this paragraph, during fiscal 1999 all executive officers and directors of the Company complied with all applicable filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the Company's inception in August 1995, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in "Change of Control and Severance Agreements" and (2) the transactions described below.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

LOANS TO CERTAIN EXECUTIVE OFFICERS

     On April 11, 1997, the Company loaned $30,000 to Charles W. Smith, the Company's Vice President, Worldwide Sales, secured by a stock pledge agreement, in connection with his purchase of 400,000 shares of the Company's common stock for $0.075 per share. This note accrues interest at the rate of 6.5% per annum, compounded semi-annually, and is due on February 27, 2001. On January 13, 1998, the Company loaned $15,000 to Mr. Smith, secured by a stock pledge agreement, in connection with his purchase of 100,000 shares of the Company's common stock for $0.15 per share. This note accrues interest at the rate of 6.5% per annum, compounded semi-annually, and is due on January 13, 2003. On December 26, 1998, the Company loaned $78,750 to Mr. Smith, secured by a stock pledge agreement, in connection with his purchase of 140,000 shares of the Company's Common Stock for $0.5625 per share. This note accrues interest at the rate of 5% per annum, compounded semi-annually, and is due on January 15, 2003. On January 25, 1999, the Company loaned $78,750 to Mr. Smith, secured by a stock pledge agreement, in connection with his purchase of 140,000 shares of the Company's Common Stock for $0.5625 per share. This note accrues interest at the rate of 5% per annum, compounded semi-annually, and is due on December 31, 2003. The principal amounts and accrued interest on all notes remain outstanding. The share amounts and per share prices above are adjusted to reflect the Stock Splits.

     On April 11, 1997, the Company loaned $45,000 to B. Carl Lee, the Company's former Vice President, Finance and Chief Financial Officer, secured by a stock pledge agreement, in connection with his purchase of 600,000 shares of the Company's Common Stock for $0.075 per share. This note accrues interest at the rate of 6.5% per annum, compounded semi-annually, and is due on December 2, 2001. On December 31, 1998, the Company loaned $112,500 to Mr. Lee, secured by a stock pledge agreement, in connection with his purchase of 200,000 shares of the Company's Common Stock for $0.5625 per share. This note accrues interest at the rate of 6.5% per annum, compounded semi-annually, and is due on December 31, 2003. The share amounts and per share prices above are adjusted to reflect the Stock Splits. The entire principal balance and all accrued interest under these notes have been repaid.

     On January 26, 1998, the Company loaned $360,000 to Peter J. Tarrant, the Company's Vice President, Marketing and Business Development, secured by a stock pledge agreement, in connection with his purchase of 800,000 shares of the Company's Common Stock for $0.45 per share (as adjusted to reflect the Stock Splits). This note accrues interest at the rate of 6.5% per annum, compounded semi-annually, and is due on January 26, 2003. A principal balance of $180,000 plus accrued interest of $488 on this note remain outstanding.

     On December 8, 1998, the Company loaned $647,854 to Gregory L. Reyes, the Company's President and Chief Executive Officer, secured by a stock pledge agreement, in connection with his purchase of 1,151,740 shares of the Company's Common Stock for $0.5625 per share. This note accrues interest at the rate of 4.47% per annum, compounded semi-annually, and is due on May 24, 2000. Also on December 8, 1998, the Company loaned $2,807,386 to Mr. Reyes, secured by a stock pledge agreement, in connection with his purchase of 4,990,908 shares of the Company's Common Stock for $0.5625 per share. This note accrues interest at the rate of 4.47% per annum, compounded semi-annually, and is due on May 24, 2000. A principal balance of $3,117,740 and accrued interest in the amount of $185,765 remain outstanding on both notes. The share amounts and per share prices above are adjusted to reflect the Stock Splits.

     On December 24, 1998, the Company loaned $450,000 to Victor M. Rinkle, the Company's Vice President, Operations, secured by a stock pledge agreement, in connection with his purchase of 800,000 shares of the Company's Common Stock for $0.5625 per share (as adjusted to reflect the Stock Splits). This note accrues interest at the rate of 6.5% per annum, compounded semi-annually, and is due on December 24, 2004. A principal balance of $369,000 and accrued interest in the amount of $20,454 remain outstanding on this note.

     On April 1, 1999, the Company loaned $1,650,000 to Michael J. Byrd, the Company's Vice President, Finance and Chief Financial Officer. The loan is secured by a stock pledge agreement, in connection with his purchase of 1,320,000 shares of the Company's Common Stock pursuant to a nonqualified stock option for $1.25 per share (as adjusted to reflect the Stock Splits). The note accrues interest at the rate of 5.21% per annum, compounded semi-annually, and is due on April 1, 2006. A principal balance of $1,485,000 and accrued interest in the amount of $45,132 remain outstanding on this note.

     On April 21, 1999, the Company loaned $100,000 to Paul R. Bonderson, Jr., the Company's Vice President, Engineering. The loan was secured by a stock pledge agreement. This note accrued interest at the rate of 5.21% per annum, compounded semi-annually, and was due on April 21, 2004. The entire principal balance and all accrued interest under this note has been repaid.

     On May 17, 1999 the Company loaned $312,562 to Jean Zorzy, the Company's Vice President of Program Management, secured by a stock pledge agreement, in connection with her purchase of 145,000 shares of the Company's Common Stock for $0.5625 per share and 132,000 shares of the Company's Common Stock for $1.75 per share (as adjusted to reflect the Stock Splits). This note accrues interest at the rate of 6.5% per annum, compounded semi-annually, and is due on May 17, 2004. A principal balance of $305,531 and accrued interest in the amount of $9,047 remain outstanding on this note.

STOCK OPTION GRANTS AND LOAN TO CERTAIN DIRECTORS

     On January 6, 1999, the Company granted to Mark Leslie, a director of Brocade, a fully vested stock option under the 1999 Stock Plan to purchase 487,424 shares of the Company's common stock at $0.5625 per share. On January 28, 1999, the Company loaned $274,176 to Mr. Leslie, secured by a stock pledge agreement, in connection with his purchase of 487,424 shares of the Company's Common Stock for $0.5625 per share. The share amounts and per share prices above are adjusted to reflect the Stock Splits. The entire principal balance was repaid before any interest accrued under this note.

     On January 29, 1999, the Company granted to Larry W. Sonsini, a director of Brocade, a fully vested stock option under the 1999 Stock Plan to purchase 487,424 shares of the Company's Common Stock at $1.25 per share (as adjusted to reflect the Stock Splits). Mr. Sonsini is also a partner of Wilson Sonsini Goodrich & Rosati, P.C., a law firm, to whom we have paid legal fees in connection with this solicitation.

INDEMNIFICATION

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

CONFLICT OF INTEREST POLICY

     The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company's policy is to require that a majority of the independent and disinterested outside directors on the Board approve all future transactions between Brocade and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company's than it could obtain from unaffiliated third parties.

     All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS
Dated: [March   ], 2000
                                          /s/ MICHAEL J. BYRD
                                          --------------------------------------
                                          Michael J. Byrd
                                          Vice President, Finance and
                                          Chief Financial Officer
                                          and Assistant Secretary

                                     PROXY
                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of BROCADE COMMUNICATIONS SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated [MARCH __], 2000, and hereby appoints Gregory L. Reyes and Michael J. Byrd each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of BROCADE COMMUNICATIONS SYSTEMS, INC. to be held on Thursday, April 20, 2000 at 11:00 a.m. local time, at the Silicon Valley Conference Center, 2161 N. First Street, San Jose, California and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. (Continued, and to be signed on the other side)

 1. ELECTION OF DIRECTORS:                                        WITHHOLD
   NOMINEES:                                                 FOR  FOR ALL
   Seth D. Neiman,                                           [ ]    [ ]
   Mark Leslie.
   INSTRUCTION: To withhold authority to vote for any
   individual nominee, write that nominee's name in the
   space provided below.
                                                             ----------------------
                                                             FOR  AGAINST   ABSTAIN
 2. Appointment of Arthur Andersen, LLP as independent       [ ]    [ ]       [ ]
   auditors of Brocade Communications Systems, Inc.
   for the fiscal year ending October 28, 2000.

            (continued and to be signed and dated on the other side)

                          (continued from other side)

                                                             FOR  AGAINST   ABSTAIN
 3. Approval of an amendment to The Company's                [ ]    [ ]       [ ]
   Certificate of Incorporation to increase the authorized
   number of shares of Common Stock from 200,000,000 to
   400,000,000.

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AND THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

                                              This proxy should be marked, dated
                                              and signed by the stockholder(s)
                                              exactly as his or her name appears
                                              hereon, and returned promptly in
                                              the enclosed envelope. Persons
                                              signing in a fiduciary capacity
                                              should so indicate. If shares are
                                              held by joint tenants or as
                                              community property, both should
                                              sign.

                                              Signature(s)

                                              Dated , 2000